SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-KA
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


                        Date of Report (Date of earliest
                                event reported):
                     November 22, 2000 (September 30, 2000)

                            Empire Energy Corporation
              ----------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


           Utah                         1-10077                  87-0401761
 ---------------------------         ---------------        -------------------
(State or other jurisdiction)       (Commission file       (IRS Employer ID No.)
                                        number)

            7500 College Boulevard, Suite 1215, Overland Park, Kansas 66210
            ---------------------------------------------------------------
               (Address of principal executive offices)       (zip code)


                                 (913) 469-5615
               --------------------------------------------------
              (Registrant's telephone number, including area code)



The following current report on Form 8-KA serves to amend the report on Form 8-K filed on November 2, 2000.



Item 2. Acquisition or Disposition of Assets


Not applicable.


Item 5. Other Events and Regulation FD Disclosure


Press Release issued Tuesday October 24, 2000

Empire Energy to Acquire Commonwealth Energy - Adding Significant Oil and Gas Reserves

Overland Park, Kansas - EMPIRE ENERGY CORPORATION (EECI: OB): Norman L. Peterson, President of Empire Energy and Lorne Torhjelm, President of Commonwealth Energy Corp. (CWY: CDNX) are pleased to announce that Empire and Commonwealth have reached an agreement in principle whereby Empire will acquire Commonwealth in a US$11 million transaction through the issuance of approximately 5-6 million Empire shares. Terms of the proposed transaction call for Empire to exchange 1 share for each 6 Commonwealth shares. The acquisition is subject to execution of definitive agreements as well as Commonwealth shareholders and judicial approvals and certain other business conditions set forth in the letter of intent. Closing is expected to occur early in the New Year.

Lorne Torhjelm stated "We are pleased to recommend this merger to Commonwealth shareholders and are confident they will support the transaction. Commonwealth brings significant assets to the combined Company and we are pleased to be able to work with the Empire team and their excellent prospects and increasing cash flow."

According to Norman L. Peterson, President and CEO of Empire, "Individually, Empire and Commonwealth were well on their way to building good energy companies. Together, we can combine our resources, talents and assets and build a very strong company in one of the most dynamic markets today. Additionally, this is beneficial to the stockholders of both companies since the combined company will have multiple opportunities to effectively increase revenues via increased production, consider possible additional acquisitions, strengthen the company as it proceeds aggressively in its Nicaraguan venture, and allow us to apply for listing on either the NASDAQ Small Cap or American Stock Exchange."

For additional information, visit Empire's website at www.empireenergy.com or contact Norman L. Peterson or Bryan S. Ferguson at (913) 469-5615.

Certain statements above constitute forward-looking statements with respect to Empire Energy Corporation. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Empire Energy Corporation to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.


                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned duly authorized officer.

                                           Empire Energy Corporation
                                                  (Registrant)


Dated: November 22, 2000                    By: /s/  Norman L. Peterson
                                               ---------------------------------
                                               Norman L. Peterson President